                                                                   Exhibit 10.19


                                                                  CONFORMED COPY





                            364-DAY CREDIT AGREEMENT

                                   dated as of

                                 April 27, 1998

                                      among

                       METROPOLITAN LIFE INSURANCE COMPANY
                             METLIFE FUNDING, INC.,
                                  as Borrowers

                            The LENDERS Party Hereto

                           CREDIT SUISSE FIRST BOSTON,
                      as Syndication Agent and Co-Arranger

                                 CITIBANK, N.A.
                              THE BANK OF NEW YORK,
                             as Documentation Agents

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                            -------------------------

                                 $1,000,000,000
                            -------------------------


                             CHASE SECURITIES INC.,
                                   as Arranger



Exhibits B and C are photocopies of the documents as delivered

                                                 TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
ARTICLE I Definitions...........................................................................................   1

         SECTION 1.01.       DEFINED TERMS......................................................................   1
         SECTION 1.02.       CLASSIFICATION OF LOANS AND BORROWINGS.............................................  15
         SECTION 1.03.       TERMS GENERALLY....................................................................  15
         SECTION 1.04.       ACCOUNTING TERMS; GAAP; SAP........................................................  15

ARTICLE II The Credits..........................................................................................  15

         SECTION 2.01.       COMMITMENTS........................................................................  15
         SECTION 2.02.       LOANS AND BORROWINGS...............................................................  16
         SECTION 2.03.       REQUESTS FOR REVOLVING BORROWINGS..................................................  16
         SECTION 2.04.       COMPETITIVE BID PROCEDURE..........................................................  17
         SECTION 2.05.       FUNDING OF BORROWINGS..............................................................  19
         SECTION 2.06.       INTEREST ELECTIONS.................................................................  20
         SECTION 2.07.       TERMINATION AND REDUCTION OF COMMITMENTS...........................................  21
         SECTION 2.08.       REPAYMENT OF LOANS; EVIDENCE OF DEBT...............................................  22
         SECTION 2.09.       PREPAYMENT OF LOANS................................................................  23
         SECTION 2.10.       FEES...............................................................................  23
         SECTION 2.11.       INTEREST...........................................................................  24
         SECTION 2.12.       ALTERNATE RATE OF INTEREST.........................................................  25
         SECTION 2.13.       INCREASED COSTS....................................................................  25
         SECTION 2.14.       BREAK FUNDING PAYMENTS.............................................................  26
         SECTION 2.15.       TAXES..............................................................................  27
         SECTION 2.16.       PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS........................  29
         SECTION 2.17.       MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.....................................  29
         SECTION 2.18.       EXTENSION OF MATURITY DATE.........................................................  30
         SECTION 2.19.       INCREASE IN COMMITMENTS............................................................  31

ARTICLE III Representations and Warranties......................................................................  32

         SECTION 3.01.       ORGANIZATION; POWERS...............................................................  32
         SECTION 3.02.       AUTHORIZATION; ENFORCEABILITY......................................................  32
         SECTION 3.03.       GOVERNMENTAL APPROVALS; NO CONFLICTS...............................................  32
         SECTION 3.04.       FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE....................................  33
         SECTION 3.05.       PROPERTIES.........................................................................  33
         SECTION 3.06.       LITIGATION AND ENVIRONMENTAL MATTERS...............................................  33
         SECTION 3.07.       COMPLIANCE WITH LAWS AND AGREEMENTS................................................  34

                                      (i)

                                                                                                                  Page
                                                                                                                  ----
         SECTION 3.08.       INVESTMENT AND HOLDING COMPANY STATUS..............................................  34
         SECTION 3.09.       TAXES..............................................................................  34
         SECTION 3.10.       ERISA..............................................................................  34
         SECTION 3.11.       DISCLOSURE.........................................................................  34
         SECTION 3.12.       MARGIN STOCK.......................................................................  35
         SECTION 3.13.       YEAR 2000..........................................................................  35

ARTICLE IV Conditions...........................................................................................  35

         SECTION 4.01.       EFFECTIVE DATE.....................................................................  35
         SECTION 4.02.       EACH CREDIT EVENT..................................................................  36

ARTICLE V Affirmative Covenants.................................................................................  36

         SECTION 5.01.       FINANCIAL STATEMENTS AND OTHER INFORMATION.........................................  36
         SECTION 5.02.       NOTICES OF DEFAULTS................................................................  37
         SECTION 5.03.       EXISTENCE; CONDUCT OF BUSINESS.....................................................  38
         SECTION 5.04.       PAYMENT OF OBLIGATIONS.............................................................  38
         SECTION 5.05.       MAINTENANCE OF PROPERTIES; INSURANCE...............................................  38
         SECTION 5.06.       BOOKS AND RECORDS; INSPECTION RIGHTS...............................................  38
         SECTION 5.07.       COMPLIANCE WITH LAWS...............................................................  38
         SECTION 5.08.       USE OF PROCEEDS....................................................................  38
         SECTION 5.09.       SUPPORT AGREEMENT..................................................................  39

ARTICLE VI Negative Covenants...................................................................................  39

         SECTION 6.01.       LIENS..............................................................................  39
         SECTION 6.02.       FUNDAMENTAL CHANGES................................................................  40
         SECTION 6.03.       TRANSACTIONS WITH AFFILIATES.......................................................  41
         SECTION 6.04.       NET WORTH..........................................................................  41

ARTICLE VII Events of Default...................................................................................  41


ARTICLE VIII Agents.............................................................................................  43

         SECTION 8.01.       ADMINISTRATIVE AGENT...............................................................  43
         SECTION 8.02.       SYNDICATION AGENT AND CO-ARRANGER..................................................  45
         SECTION 8.03.       DOCUMENTATION AGENTS...............................................................  45

ARTICLE IX Miscellaneous........................................................................................  46

         SECTION 9.01.       NOTICES............................................................................  46
         SECTION 9.02.       WAIVERS; AMENDMENTS................................................................  46
         SECTION 9.03.       EXPENSES; INDEMNITY: DAMAGE; WAIVER................................................  47

                                      (ii)

                                                                                                                  Page
                                                                                                                  ----
         SECTION 9.04.       SUCCESSORS AND ASSIGNS.............................................................  48
         SECTION 9.05.       SURVIVAL...........................................................................  50
         SECTION 9.06.       COUNTERPARTS; INTEGRATION; EFFECTIVENESS...........................................  50
         SECTION 9.07.       SEVERABILITY.......................................................................  51
         SECTION 9.08.       RIGHT OF SETOFF....................................................................  51
         SECTION 9.09.       GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.........................  51
         SECTION 9.10.       WAIVER OF JURY TRIAL...............................................................  52
         SECTION 9.11.       HEADINGS...........................................................................  52
         SECTION 9.12.       CONFIDENTIALITY....................................................................  52
         SECTION 9.13.       BILATERAL LINES....................................................................  53

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.06 -- Disclosed Matters


EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of Counsel to the Borrowers
Exhibit C -- Form of Opinion of Special New York Counsel to Chase

                                     (iii)

         364-DAY CREDIT AGREEMENT dated as of April 27, 1998, among:
METROPOLITAN LIFE INSURANCE COMPANY (the "Company") and METLIFE FUNDING INC. ("Funding" and together with the Company, the "Borrowers"); the LENDERS party hereto; and THE CHASE MANHATTAN BANK, as Administrative Agent.

         The parties hereto agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Additional Commitment Lender" has the meaning set forth in
Section 2.18.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for the purposes of Section 9.04(b), any special purpose funding vehicle that funds itself principally in the commercial paper market shall not constitute an Affiliate of any Lender.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds

                            364-Day Credit Agreement

Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Insurance Regulatory Authority" means the insurance department or similar insurance regulatory or administrative authority or agency of the jurisdiction in which the Company is domiciled.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by S&P applicable on such date to the Index Debt:

                  Index Debt Rating:        Eurodollar          Facility Fee
                  ------------------        ----------          ------------
                      Category 1              0.120%               0.030%

                      Category 2              0.155%               0.045%

                      Category 3              0.180%               0.070%

                      Category 4              0.210%               0.090%

For purposes of determining the applicable Index Debt Rating: (a) Category 1 shall be deemed to be applicable if (i) no Event of Default shall have occurred and be continuing and (ii) the Index Debt is rated AA+ (or its equivalent) or higher by S&P; (b) Category 2 shall be deemed to be applicable if (i) no Event of Default shall have occurred and be continuing, (ii) Category 1 is not applicable and (iii) the Index Debt is rated AA- (or its equivalent) or higher by S&P; (c) Category 3 shall be deemed to be applicable if (i) no Event of Default shall have occurred and be continuing, (ii) neither Category 1 nor Category 2 is applicable and (iii) the Index Debt is rated A (or its equivalent) or higher by S&P; and (d) Category 4 shall be deemed to be applicable if no other Category is applicable. If S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then S&P shall be deemed to have established a rating in Category 4. If the rating established or deemed to have been established by S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P), such change shall be effective as of the date on which it is first announced by S&P. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P shall change, or if S&P shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                            364-Day Credit Agreement

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Asset Securitization" means a public or private transfer of installment receivables, credit card receivables, lease receivables or any other type of secured or unsecured financial assets, which transfer is recorded as a sale according to GAAP as of the date of such transfer.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use)

                            364-Day Credit Agreement
real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Chase" means The Chase Manhattan Bank.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased pursuant to Section 2.19, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $1,000,000,000.

                  "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                  "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.



                            364-Day Credit Agreement

                  "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

                  "Competitive Loan" means a Loan made pursuant to Section 2.04.

                  "Consent Date" has the meaning assigned to such term in
Section 2.18.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "Disposition" has the meaning assigned to such term in Section 6.02.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the

                            364-Day Credit Agreement

Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of either Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which either Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 2.15(a).

                  "Existing Maturity Date" has the meaning assigned to such term in Section 2.18.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as

                            364-Day Credit Agreement
published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Chase from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

                  "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which either Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Funding" means MetLife Funding, Inc., a Delaware corporation.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                            364-Day Credit Agreement

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and
(k) all Surplus Relief Reinsurance ceded by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the

                            364-Day Credit Agreement
case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

                  "Interest Period" means (a) with respect to any Eurodollar Revolving Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, (b) with respect to any Eurodollar Competitive Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Competitive Loan Request and (c) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period that would otherwise end after the Maturity Date shall not be available hereunder. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum appearing on the Screen at approximately 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days prior to the commencement of such Interest Period, as LIBOR with a maturity comparable to such Interest Period. In the event that the Screen shall cease to report such LIBOR or, in the reasonable judgement of the Required Lenders, shall cease to accurately reflect such LIBOR (as reported by any publicly available source of similar market data selected by such Required Lenders), then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate per annum at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Chase in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIBOR" means the rate at which deposits in dollars are offered to leading banks in the London interbank market.

                            364-Day Credit Agreement

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

                  "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "Margin Stock" means "margin stock" within the meaning of Regulations U and X.

                  "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, or
(b) the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent and the Lenders hereunder.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of the Company or any of its Material Subsidiaries in an aggregate principal amount exceeding $200,000,000 (or its equivalent in any other currency). For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any of its Material Subsidiaries in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Material Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material Subsidiary" means, at any time, (i) Funding and (ii) each Subsidiary of the Company that as of such time meets the definition of "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC.

                  "Maturity Date" means April 26, 1999, as such date may be extended pursuant to Section 2.18 hereof.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NAIC" means the National Association of Insurance Commissioners and any successor thereto.

                            364-Day Credit Agreement

                  "Net Available Proceeds" means, with respect to any Disposition, the aggregate amount of all cash proceeds, and the fair market value of all non-cash consideration, received by the Company directly or indirectly in connection with such Disposition, net of (a) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company as a result of such Disposition, (b) any Federal, state or local or other taxes payable by the Company as a result of such Disposition, (c) any repayments by the Company of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the assets that are the subject of such Disposition and (ii) the transferee (or holder of a Lien on) such assets require that such Indebtedness be repaid as a condition to the purchase of assets and
(d) any liabilities associated with the assets that are the subject of the Disposition to the extent such liabilities are retained by the Company.

                  "Net Worth" means, as at any date, the total amount of equity of the Company and its Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP (calculated without giving effect to any changes from and after the date hereof required by Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ).

                  "Non-extending Lender" has the meaning set forth in Section 2.18.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant" has the meaning set forth in Section 9.04(e).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                            364-Day Credit Agreement

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                  (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning set forth in Section 9.04(c).

                  "Regulations D, U and X" means, respectively, Regulations D, U and X of the Board (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for all purposes after the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans.

                            364-Day Credit Agreement

                  "Revolving Loan" means a Loan made pursuant to Section 2.01.

                  "SAP" means the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority or the NAIC.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. , and any successor thereto.

                  "Screen" means the display page 3750 for LIBOR on the Dow Jones Markets (Telerate) Service (or on any successor or substitute page of such Service, as determined by the Administrative Agent); provided that if the Administrative Agent determines that there is no such relevant display page for LIBOR, "Screen" shall mean the relevant display page for LIBOR (as determined by the Administrative Agent) on the Reuter Monitor Money Rates Service.

                  "SEC" means the Securities and Exchange Commission or any governmental authority succeeding to its principal functions.

                  "Securities Transactions" means (a) securities lending arrangements, and (b) repurchase and reverse repurchase arrangements with respect to securities and financial instruments.

                  "Separate Accounts Assets" means, as at any date, the "Separate Accounts assets" of the Company, determined in accordance with SAP, reported as such in the Statutory Statements of the Company.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Statutory Statement" means a statement of the condition and affairs of the Company, prepared in accordance with SAP, and filed with the Applicable Insurance Regulatory Authority.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial

                            364-Day Credit Agreement
statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Support Agreement" means the Support Agreement dated as of November 30, 1984 between the Company and Funding, as amended and restated effective as of that date on July 2, 1985.

                  "Surplus Relief Reinsurance" means any transaction in which the Company or any Subsidiary of the Company cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined by the independent certified public accountants of the Company in accordance with principles published by the Financial Accounting Standards Board or the Second Edition of the AICPA Audit Guide for Stock Life Insurance Companies (pp. 91-92), as the same may be revised from time to time.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                            364-Day Credit Agreement

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP; SAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the case may be, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                  THE CREDITS

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such

                            364-Day Credit Agreement

Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, either Borrower or both Borrowers may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.02. Loans and Borrowings.

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and not joint, and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.12, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the relevant Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the relevant Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative

                            364-Day Credit Agreement

Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the relevant Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

                  (i) the name of the Borrower and aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Competitive Bid Procedure.

                  (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period either Borrower or both Borrowers may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the relevant Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrowers may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the relevant Borrower. Each such telephonic and

                            364-Day Credit Agreement
written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                  (i) the name of the Borrower and aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
Day;

                  (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

                  (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
Section 2.05.

                  Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                  (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the relevant Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $10,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the relevant Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places), and (iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c) The Administrative Agent shall promptly notify the relevant Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                  (d) Subject only to the provisions of this paragraph, the relevant Borrower may accept or reject any Competitive Bid. Such Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days

                            364-Day Credit Agreement
before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, such Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made by such Borrower in consultation with the Administrative Agent pro rata in accordance with the amount of each such Competitive Bid, and
(v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; and provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the relevant Borrower in consultation with the Administrative Agent. A notice given by the relevant Borrower pursuant to this paragraph shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the relevant Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  SECTION 2.05. Funding of Borrowings.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in immediately available funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request.

                            364-Day Credit Agreement

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the relevant Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.06. Interest Elections.

                  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the name of the Borrower and Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                            364-Day Credit Agreement

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Revolving Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the relevant Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.07. Termination and Reduction of Commitments.

                  (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date. In addition, the Commitments are subject to reduction as provided in Section 2.18(c).

                  (b) Upon the occurrence of either (i) a Change in Control or
(ii) a Disposition of all or any substantial part of the assets of the Company in connection with a reorganization of the Company and its Subsidiaries in connection with the establishment of a mutual holding company, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrowers, terminate the Commitments, and thereupon the Commitments shall terminate immediately.

                  (c) The Borrowers may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and (ii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance

                            364-Day Credit Agreement
with Section 2.09, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

                  (d) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.08. Repayment of Loans; Evidence of Debt.

                  (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower hereunder on the Maturity Date, and (ii) to the Administrative Agent for account of each Lender the then unpaid principal amount of each Competitive Loan made to such Borrower on the last day of the Interest Period applicable to such Loan.


                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the name of the Borrower and amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent from either Borrower hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of either Borrower to repay its Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.

                            364-Day Credit Agreement

Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.09. Prepayment of Loans.

                  (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that no Borrower shall have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

                  (b) The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the name of the Borrower, the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

                  (c) Upon the occurrence of either (i) a Change in Control, or
(ii) a Disposition of all or any substantial part of the assets of the Company in connection with a reorganization of the Company and its Subsidiaries in connection with the establishment of a mutual holding company, each Borrower agrees that if requested by the Administrative Agent (acting at the request of Lenders holding more than 50% of the aggregate principal amount of Loans outstanding hereunder), such Borrower will promptly prepay each Loan, together with accrued interest; provided that no prepayment of any Competitive Loan shall be made without the prior consent of the Lender thereof.


                  SECTION 2.10. Fees.

                  (a) The Company agrees to pay to the Administrative Agent for account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates,

                            364-Day Credit Agreement
then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) Each Borrower agrees to pay to the Administrative Agent for its own account a fee for each Competitive Bid Request submitted by such Borrower under Section 2.04 in an amount equal to $2,500.

                  (c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11. Interest.

                  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

                  (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by either Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a

                            364-Day Credit Agreement
prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the relevant Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the relevant Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by such Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

                  SECTION 2.13. Increased Costs.

                  (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by,

                            364-Day Credit Agreement
         any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the relevant Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time each Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the relevant Borrower(s) and shall be conclusive absent manifest error. Such Borrower(s) shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the relevant Borrower(s) of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

                  SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including, without limitation, as a result of a mandatory

                            364-Day Credit Agreement
prepayment under Section 2.09(c) or an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by either Borrower pursuant to Section 2.17, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.15. Taxes.

                  (a) Any and all payments by or on account of any obligation of each Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if either Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the

                            364-Day Credit Agreement
amount of such payment or liability delivered to the relevant Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the relevant Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its

                            364-Day Credit Agreement

Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

                  (a) If any Lender requests compensation under Section 2.13, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall, upon the request of such Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all

                            364-Day Credit Agreement
reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender (or any Participant in Loans made by such Lender) requests compensation under Section 2.13, or if either Borrower is required to pay any additional amount to any Lender (or any Participant in Loans made by such Lender) or any Governmental Authority for account of any Lender (or any Participant in Loans made by such Lender) pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to
Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                  SECTION 2.18. Extension of Maturity Date.

                  (a) The Company may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not less than 45 days and not more than 60 days prior to the Maturity Date then in effect hereunder (the "Existing Maturity Date"), request that the Lenders extend the Maturity Date for an additional 364 days from the Consent Date (as defined below). Each Lender, acting in its sole discretion, shall, by notice to the Company and the Administrative Agent given on or before the date (herein, the "Consent Date") that is 30 days prior to the Existing Maturity Date (except that, if such date is not a Business Day, such notice shall be given on the next succeeding Business Day), advise the Company and the Administrative Agent whether or not such Lender agrees to such extension; provided that, if such Lender gives notice of its consent to such extension prior to the Consent Date, such Lender may revoke such consent at any time prior to the Consent Date by giving notice of such revocation to the Company and the Administrative Agent; and provided further that each Lender that determines not to extend the Maturity Date (a "Non-extending Lender") shall notify the Administrative Agent (which shall notify the Lenders) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Lender that does not advise the Company on or before the Consent Date shall be deemed to be a Non-extending Lender. The election of any Lender that does not advise the Company on or before the Consent Date shall be deemed to be a Non-extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

                            364-Day Credit Agreement

                  (b) Subject to paragraph (c) of this Section, the Company shall have the right on or before the Existing Maturity Date to replace each Non-extending Lender with, and otherwise add to this Agreement, one or more other lenders (which may include any Lender, each prior to the Existing Maturity Date an "Additional Commitment Lender") with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Existing Maturity Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date).

                  (c) If (and only if) the total amount of the Commitments of the Lenders and (without duplication) the Additional Commitment Lenders that have agreed so to extend the Maturity Date shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Consent Date, then, effective as of the Existing Maturity Date, the Existing Maturity Date shall be extended to the date falling 364 days after the Consent Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

                  Notwithstanding the foregoing, the extension of the Existing Maturity Date shall not be effective with respect to any Lender unless:

                  (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension, on the Consent Date and on the Existing Maturity Date;

                  (ii) each of the representations and warranties made by each of the Borrowers in Article III hereof shall be true and complete on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Maturity Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (iii) each Non-extending Lender shall have been paid in full by the Borrowers all amounts owing to such Lender hereunder on or before the Existing Maturity Date.

Even if the Existing Maturity Date is extended as aforesaid, the Commitment of each Non-extending Lender shall terminate on the Existing Maturity Date.

                  SECTION 2.19. Increase in Commitments. The Company shall have the right, so long as no Default shall have occurred and be continuing, without the consent of any Lender (except as described in clause (i) below) but with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), at any time prior to the Maturity Date, to increase the total aggregate amount of the Commitments hereunder by (a) adding a lender or lenders hereto with a Commitment or Commitments of up to the amount (or aggregate amount) of such increase (which lender or lenders shall thereupon become "Lenders" hereunder)

                            364-Day Credit Agreement
and/or (b) enabling any Lender or Lenders to increase its (or their) Commitment (or Commitments) up to the amount of any such increase; provided that: (i) in no event shall any Lender's Commitment be increased without the consent of such Lender, (ii) if any Revolving Loans are outstanding hereunder on the date that any such increase is to be effective, the principal amount of any such Revolving Loans shall on or prior to the effectiveness of such increase, at the option of the Borrowers, either (A) be repaid, together with accrued interest thereon and any costs incurred by any Lender in accordance with Section 2.14 (but all such Loans may, on the terms and conditions hereof, be reborrowed on the date that any such increase becomes effective pro rata among all of the Lenders) or (B) be converted into Competitive Loans with the same terms (including, without limitation, interest rate) and maturity of such Revolving Loans, provided that the Competitive Loans into which such Revolving Loans are converted shall constitute a utilization of the Commitments, (iii) any such increase shall be in an integral multiple of $50,000,000, (iv) in no event shall any increase result in the total aggregate amount of the Commitments exceeding $1,250,000,000, (v) no increase in Commitments contemplated by this Section 2.19 shall result in any one Lender having a Commitment in an amount which equals more than 20% of the aggregate amount of the Commitments hereunder, and (vi) no increase in Commitments shall occur within 12 months of a reduction in the Commitments pursuant to Section 2.07.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


                  The Company represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. The Company and each of its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within each Borrower's corporate powers and have been duly authorized by all necessary corporate action. This Agreement and the Support Agreement have been duly executed and delivered by each Borrower and each constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of either Borrower or any order of any Governmental Authority, and (c) will not violate or result in a default under any indenture, agreement or other instrument

                            364-Day Credit Agreement
binding upon either Borrower or its assets, or give rise to a right thereunder to require any payment to be made by either Borrower.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.

                  (a) The Company has heretofore furnished to the Lenders its audited consolidated balance sheet and statements of earnings, equity and cash flows (i) as of and for the fiscal year ended December 31, 1997, reported on by Deloitte & Touche, LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the date thereof and for such fiscal year, in accordance with GAAP.

                  (b) The Company has heretofore furnished to each of the Lenders the annual Statutory Statement of the Company as at and for the year ended December 31, 1997, as filed with the Applicable Insurance Regulatory Authority. Such Statutory Statement presents fairly, in all material respects, the financial position and results of operations of the Company , as of the date thereof and for such year, in accordance with SAP.

                  (c) Since December 31, 1997, there has been no material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole from that set forth in the respective financial statements referred to in
Section 3.04(a).

                  SECTION 3.05. Properties.

                  (a) The Company and each of its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

                  (b) The Company and each of its Material Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Material Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

                  SECTION 3.06. Litigation and Environmental Matters.

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company or Funding, threatened against or affecting the Company or any of its Material Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely, individually or in the aggregate, to result in a Material Adverse Change (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                            364-Day Credit Agreement

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, neither the Company nor any of its Material Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  SECTION 3.07. Compliance with Laws and Agreements. The Company and each of its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Company nor any of its Material Subsidiaries (other than Funding) is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, and Funding is an "investment company" as defined in such Act that is exempt from the requirements of such Act. Neither the Company nor any of its Material Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. The Company and each of its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

                  SECTION 3.10. ERISA. Each Plan and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change.

                  SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and (b) the Company is considering selling its existing U.S. commercial finance operations.

                            364-Day Credit Agreement

                  SECTION 3.12. Margin Stock. No part of the proceeds of any Loan hereunder will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Not more than 25% of the value (as determined by any reasonable method) of the assets of either the Company or Funding is represented by Margin Stock.

                  SECTION 3.13. Year 2000. Substantially all programming required to handle all material dates and date processing, in and following the year 2000, of (i) the Company's and each of its Material Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's or such Material Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by July 1, 1999. The expected cost to the Company and its Material Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Material Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) is not anticipated to result in a Default or a Material Adverse Change.


                                   ARTICLE IV

                                   CONDITIONS


                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received an opinion, addressed to it and the Lenders and dated the Effective Date, of Ruth R. Gluck, Esq., Associate General Counsel to the Company and Assistant General Counsel to Funding, substantially in the form of Exhibit B, and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received an opinion, addressed to it and the Lenders and dated the Effective Date, or Milbank, Tweed, Hadley and McCloy, special New York counsel to Chase, substantially in the form of Exhibit C. Chase hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent.

                            364-Day Credit Agreement

                  (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent, its counsel or any Lender may reasonably request relating to the organization, existence and good standing of each of the Borrowers, the authorization of the Transactions and any other legal matters relating to the Borrowers, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on April 28, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of each of the Borrowers set forth in this Agreement (other than, after the Effective Date, in Section 3.04(c) and in Section 3.06) shall be true and correct on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                   ARTICLE V

                              AFFIRMATIVE COVENANTS


                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender:

                            364-Day Credit Agreement

                  (a) as soon as they are available but in any event within 120 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of earnings, equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche, LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) concurrently with any delivery of financial statements under clause (a) above or (except as to clause (ii) of this paragraph
         (b)) clause (c) or (d) below, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section
         6.04 and (iii) stating whether any change in GAAP or SAP, as the case may be, or in the application thereof has occurred since the date of the financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (c) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within 60 days after the end of each year, the annual Statutory Statement of the Company for such year, certified by one of its Financial Officers as presenting fairly in all material respects the financial position of the Company for such year in accordance with SAP;

                  (d) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within 60 days after the end of each of the first three quarterly periods of each year, the quarterly Statutory Statement of the Company for such period, certified by one of its Financial Officers as presenting fairly in all material respects the financial position of the Company for such period in accordance with SAP; and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02. Notices of Defaults. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of any Default. Each such notice shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                            364-Day Credit Agreement

                  SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under Section 6.02.

                  SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Material Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Change before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Change.

                  SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Material Subsidiaries to, permit any representative designated by the Administrative Agent (and, if a Default shall have occurred and be continuing, any representatives designated by any Lender), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. Compliance with Laws. The Company will, and will cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

                  SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes (including the back-up of commercial paper) of the Company and its Subsidiaries in the ordinary course of business; provided that no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X; provided further that no part of the proceeds of any Loan will be used, whether directly or indirectly, to acquire the capital stock or business of any other Person without the consent of such Person; and

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                                      -39-

provided further that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.

                  SECTION 5.09. Support Agreement. The Borrowers will maintain the Support Agreement in full force and effect, and comply with the provisions thereof, and will not modify, supplement or waive any of its provisions without the prior consent of the Administrative Agent (with the approval of the Required Lenders); provided that any modification, supplement or waiver that reduces or impairs the support provided to Funding shall require the approval of all Lenders.


                                   ARTICLE VI

                               NEGATIVE COVENANTS


                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Liens. Neither Borrower will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)  Permitted Encumbrances;

                  (b) any Lien existing on any property or asset prior to the acquisition thereof by such Borrower; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition,
         (ii) such Lien shall not apply to any other property or assets of such Borrower, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition;

                  (c) Liens on assets acquired, constructed or improved by such Borrower; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets, and (iii) such security interests shall not apply to any other property or assets of such Borrower;

                  (d) Liens on any property or assets of any Person existing at the time such Person is merged or consolidated with or into such Borrower and not created in contemplation of such event;

                  (e) Liens on any real property securing Indebtedness in respect of which (i) the recourse of the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating the Lien or providing for the

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                                      -40-

         Indebtedness secured by the Lien is limited to such real property directly securing such Indebtedness and (ii) such holder may not under the instrument creating the Lien or providing for the Indebtedness secured by the Lien collect by levy of execution or otherwise against assets or property of such Borrower (other than such real property directly securing such Indebtedness) if such Borrower fails to pay such Indebtedness when due and such holder obtains a judgement with respect thereto;

                  (f) Liens arising out of Securities Transactions entered into in the ordinary course of business and on ordinary business terms;

                  (g)  Liens arising out of Asset Securitizations;

                  (h)  Liens on Separate Accounts Assets;

                  (i) Liens arising out of the ordinary course of the Company's business that do not secure any Indebtedness; provided that the obligations of the Company secured such Liens shall not exceed $2,000,000,000 at any one time outstanding;

                  (j) Liens not otherwise permitted by the foregoing clauses of this Section 6.01; provided that the aggregate principal amount of the Indebtedness secured such Liens shall not exceed $3,000,000,000 at any one time outstanding; and

                  (k) any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or assets (other than a substitution of like assets) unless such additional Indebtedness or assets would have been permitted in connection with the original creation, incurrence or assumption of such Lien.

                  SECTION 6.02. Fundamental Changes

                  (a) Neither Borrower will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (excluding assets sold or disposed of in the ordinary course of business), or (in the case of the Company) all or any substantial part of the stock of Funding (in each case, whether now owned or hereafter acquired), or liquidate or dissolve; provided that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary of the Company may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) Funding may sell, transfer, lease or otherwise dispose of its assets to the Company, (iii) the Company may sell, transfer, lease or otherwise dispose of (a "Disposition") any of its assets (other than any substantial part of the stock of Funding) so long as (x) the Net Available Proceeds of such Disposition, together with the Net Available Proceeds of all prior Dispositions since the date hereof, shall not exceed an aggregate amount equal to 50% of Net Worth as set out in the most recent consolidated financial statements of the Company delivered pursuant to Section 3.04(a) or Section 5.01(a), as the case may be, prior to such Disposition, or (y) such Disposition occurs in connection with the reorganization of the

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                                      -41-

Company and its Subsidiaries in connection with the establishment of a mutual holding company, (iv) the Company may merge or consolidate with any other Person if the Company is the surviving corporation, (v) the Company may demutualize, and (vi) in addition to any Dispositions permitted under clause (iii), the Company may sell its existing U.S. commercial finance operations and its existing Canadian operations.

                  (b) The Company will not, and will not permit any of its Material Subsidiaries to, engage to any material extent in any business other than (i) businesses of the type conducted by the Company and its Material Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto or (ii) the business of providing financial services.

                  SECTION 6.03. Transactions with Affiliates. The Company will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Material Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and (b) transactions between or among the Company and its wholly-owned Subsidiaries not involving any other Affiliate.

                  SECTION 6.04. Net Worth. The Company will not, at any time, permit Net Worth to be less than $8,500,000,000.


                                  ARTICLE VII

                                EVENTS OF DEFAULT



                  If any of the following events ("Events of Default") shall occur:

                  (a) either Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) either Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Company or any of its Material Subsidiaries in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

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
                                      -42-

                  (d) either Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to such Borrower's existence), 5.08 or 5.09 or in Article VI;

                  (e) either Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the relevant Borrower (which notice will be given at the request of any Lender);

                  (f) the Company or any of its Material Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any or its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Company or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any or its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

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
                                      -43-

                  (j) the Company or any of its Material Subsidiaries shall become unable, admit in writing or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $200,000,000 (or its equivalent in any other currency) shall be rendered against the Company, any Material Subsidiary of the Company or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed; or

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Material Subsidiaries in an aggregate amount exceeding $100,000,000 in any year;

then, and in every such event (other than an event with respect to either Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, (A) the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (B) the Administrative Agent may, and at the request of the Lenders holding more than 50% of the aggregate outstanding principal amount of the Loans shall, by notice to the Borrowers, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to either Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.


                                  ARTICLE VIII

                                     AGENTS


                  SECTION 8.01. Administrative Agent.

                  (a) Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  (b) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the

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
                                      -44-

same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  (c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrowers or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made by any other Person in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or
(v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  (d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  (e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory

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                                      -45-

provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  (f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Section 8.01 and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  (g) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  SECTION 8.02. Syndication Agent and Co-Arranger. The Syndication Agent and Co-Arranger named on the cover page of this Agreement, in its capacity as such, shall have no obligation, responsibility or required performance hereunder and shall not become liable in any manner to any party hereto. No party hereto shall have any obligation or liability, or owe any performance, hereunder, to the Syndication Agent and Co-Arranger in its capacity as such.

                  SECTION 8.03. Documentation Agents. The Documentation Agents named on the cover page of this Agreement, in their capacities as such, shall have no obligation, responsibility or required performance hereunder and shall not become liable in any manner to any party hereto. No party hereto shall have any obligation or liability, or owe any performance, hereunder, to the Documentation Agents, in their capacities as such.

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                                      -46-

                                   ARTICLE IX

                                  MISCELLANEOUS


                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Company or Funding, to it at 1 Madison Avenue, New York, NY 10010, Attention of William J. Wheeler, Senior Vice President and Treasurer (Telecopy No. (212) 578-0266), with a copy to the Company, 1 Madison Avenue, New York, NY 10010, Attention of William
         H. Nugent, Assistant Vice President (Telecopy No. (212) 578-8321);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, The Loan & Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York, 10081, Attention of Laura Rebecca (Telecopy No. (212) 552-7490), with a copy to The Chase Manhattan Bank, 270 Park Avenue, 20th Floor, New York, New York 10017, Attention of Heather A. Lindstrom (Telecopy No. (212) 270-0670); and

                  (c) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments.

                  (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

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                                      -47-

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

                  SECTION 9.03. Expenses; Indemnity: Damage; Waiver.

                  (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Company shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the use or proposed use of the proceeds of any Loan, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating thereto, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

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                                      -48-

                  (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrowers shall not assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

                  SECTION 9.04. Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by either Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the

                            364-Day Credit Agreement

Company otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or

                            364-Day Credit Agreement
instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.15(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company or any Affiliate or Subsidiary thereof without the prior written consent of each Lender.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a

                            364-Day Credit Agreement
single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the relevant Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

                  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrowers or their respective properties in the courts of any jurisdiction.

                            364-Day Credit Agreement

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such

                            364-Day Credit Agreement
information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Bilateral Lines. On the date of the execution and delivery of this Agreement by the parties hereto, any existing bilateral line of credit provided by any Lender to either or both of the Borrowers shall automatically terminate and all fees payable to such Lender in connection therewith accrued to such date shall immediately be due and payable.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                               METROPOLITAN LIFE INSURANCE COMPANY


                               By /s/ William J. Wheeler
                                  ----------------------------------------------
                               Title: Senior Vice President and Treasurer


                               METLIFE FUNDING, INC.


                               By /s/ William H. Nugent
                                  ----------------------------------------------
                               Title: Vice President and Treasurer


                               THE CHASE MANHATTAN BANK,
                                 individually and as
                                 Administrative Agent,


                               By /s/ Heather A. Lindstrom
                                  ----------------------------------------------
                               Title: Vice President

                            364-Day Credit Agreement

                               CREDIT SUISSE FIRST BOSTON


                               By /s/ Jay Chall
                                  ----------------------------------------------
                               Title: Director


                               By /s/ Robert N. Finney
                                  ----------------------------------------------
                               Title: Managing Director


                               THE BANK OF NEW YORK


                               By /s/ Joseph M. Morgan
                                  ----------------------------------------------
                               Title: Vice President


                               CITIBANK, N.A.


                               By /s/ Laughton Sherman
                                  ----------------------------------------------
                               Title: Attorney-in-Fact


                               BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                               By /s/ John Beckwith
                                  ----------------------------------------------
                               Title: Vice President


                               THE FIRST NATIONAL BANK OF CHICAGO


                               By /s/ Samuel W. Bridges
                                  ----------------------------------------------
                               Title: First Vice President

                            364-Day Credit Agreement

                               FIRST UNION NATIONAL BANK


                               By /s/ Gail M. Golightly
                                  ----------------------------------------------
                               Title: Senior Vice President


                               FLEET NATIONAL BANK


                               By /s/ Vijay J. Nazareth
                                  ----------------------------------------------
                               Title: Vice President


                               MELLON BANK, N.A.


                               By /s/ Susan M. Whitewood
                                  ----------------------------------------------
                               Title: Vice President


                               BANCO SANTANDER


                               By /s/ Valerie Merrin
                                  ----------------------------------------------
                               Title: Vice President


                               By /s/ D. Rodriguez
                                  ----------------------------------------------
                               Title: Vice President


                               BANK OF AMERICA NATIONAL
                                 TRUST AND SAVINGS ASSOCIATION


                               By /s/ Elizabeth W. F. Bishop
                                  ----------------------------------------------
                               Title: Vice President

                            364-Day Credit Agreement

                               BANKBOSTON, N.A.


                               By /s/ Lawrence C. Bigelow
                                  ----------------------------------------------
                               Title: Managing Director


                               DEUTSCHE BANK


                               By /s/ Eckard Osenberg
                                  ----------------------------------------------
                               Title: Vice President


                               By /s/ John S. McGill
                                  ----------------------------------------------
                               Title: Vice President


                               NATIONSBANK OF TEXAS, N.A.


                               By /s/ Jim V. Miller
                                  ----------------------------------------------
                               Title: Senior Vice President


                               STATE STREET BANK AND TRUST COMPANY

                               By /s/ Edward M. Anderson
                                  ----------------------------------------------
                               Title: Vice President


                               SUNTRUST BANK, ATLANTA


                               By /s/ David Wisdom
                                  ----------------------------------------------
                               Title: Group Vice President


                               By /s/ Laura G. Harrison
                                  ----------------------------------------------
                               Title: Assistant Vice President

                            364-Day Credit Agreement

                               WACHOVIA BANK


                               By /s/ Terence A. Snellings
                                  ----------------------------------------------
                               Title: Senior Vice Presidents


                               BARCLAYS BANK


                               By /s/ Karen M. Wagner
                                  ----------------------------------------------
                               Title: Associate Director


                               KEY BANK NATIONAL ASSOCIATION


                               By /s/ Sharon F. Weinstein
                                  ----------------------------------------------
                               Title: Vice President


                               NORTHERN TRUST COMPANY


                               By /s/ Marcia P. Saper
                                  ----------------------------------------------
                               Title: Vice President


                               ISTITUTO BANCARIO SAN PAOLO DI
                                 TORINO S.P.A.


                               By /s/ Wendell Jones
                                  ----------------------------------------------
                               Title: Vice President


                               By /s/ Ettore Viazzo
                                  ----------------------------------------------
                               Title: Vice President

                            364-Day Credit Agreement

                               U.S. BANK NATIONAL ASSOCIATION


                               By /s/ Allen G. Highum
                                  ----------------------------------------------
                               Title: Vice President


                               BANK OF MONTREAL


                               By /s/ Charles W. Reed
                                  ----------------------------------------------
                               Title: Director


                               BANK ONE TEXAS, N.A.


                               By /s/ Barry J. Fields
                                  ----------------------------------------------
                               Title: Vice President


                               BANKERS TRUST COMPANY


                               By /s/ Vincent J. Abruzzini
                                  ----------------------------------------------
                               Title: Managing Director


                               BANQUE NATIONALE DE PARIS


                               By /s/ Frances A. Melville
                                  ----------------------------------------------
                               Title: Assistant Treasurer


                               By /s/ Riva L. Howard
                                  ----------------------------------------------
                               Title: Vice President

                            364-Day Credit Agreement

                               DEN DANSKE BANK AKTIESELSKAB
                                 CAYMAN ISLANDS BRANCH


                               By /s/ John A. O'Neill
                                  ----------------------------------------------
                               Title: Vice President


                               By /s/ Sonia Kataria
                                  ----------------------------------------------
                               Title: Vice President


                               PNC BANK NATIONAL ASSOCIATION


                               By /s/ Eileen McDonald
                                  ----------------------------------------------
                               Title: Vice President

                            364-Day Credit Agreement

                                                                   SCHEDULE 3.06


                                DISCLOSED MATTERS

                               [See Section 3.06]

                  The Company is currently a defendant in numerous state and federal lawsuits (including individual suits and putative class actions) raising allegations of improper marketing of individual life insurance. Litigation seeking compensatory and/or punitive damages relating to the marketing by the Company of individual life insurance (including putative class and individual actions) continues to be brought by or on behalf of policyholders and others. These cases, most of which are in the early stages of litigation, seek substantial damages, including in some cases claims for punitive and treble damages and attorneys' fees, and raise, among other claims, allegations that individual life insurance policies were improperly sold in replacement transactions or with inadequate or inaccurate disclosure as to the period for which premiums would be payable, or were misleadingly sold as savings or retirement plans. Putative classes have been certified, conditionally or subject to appeal, in state court actions covering certain policyholders in California and West Virginia; class certification has been denied in a state court action in Ohio thus far. A number of the federal cases alleging improper marketing of individual life insurance have been consolidated in the united States District Court for the Western District of Pennsylvania and the United States District Court in Massachusetts for pretrial proceedings. Additional litigation relating to the Company's marketing of individual life insurance may be commenced in the future. The Company is vigorously defending itself in these actions.

                  Regulatory authorities in a small number of states, including both insurance departments and attorneys general, have ongoing investigations of the Company's sales of individual life insurance, including investigations of alleged improper replacement transactions and alleged improper sales of insurance with inaccurate or inadequate disclosure as to the period for which premiums would be payable. In addition, an investigation by the Office of the United States Attorney for the Middle District of Florida, which commenced in 1994, into certain of the retirement and savings plan selling allegations that had been a subject of regulatory inquiries, has not been closed.

                  In addition to the foregoing matters, the Company is a defendant in a large number of asbestos lawsuits relating to allegations regarding certain research, advice and publication activity that occurred decades ago. While the Company believes that it has significant defenses to these claims and has effected settlements in many of these cases and has prevailed in certain cases, it is not possible to predict the number of such cases that may be brought or the aggregate amount of any liability that may ultimately be incurred by the Company.

                  Various litigation, claims and assessments against the Company, in addition to the aforementioned and those otherwise provided for in the Company's financial statements, have arisen in the course of the Company's business, including in connection with its activities as an

                        Schedule 3.06 - Disclosed Matters
insurer, employer, investor and taxpayer. Further, state insurance regulatory authorities and other state authorities regularly make inquiries and conduct investigations concerning the Company's compliance with applicable insurance and other laws and regulations.

                  In certain of the matters referred to above, very large and/or indeterminate amounts, including punitive and treble damages, are sought. While it is not feasible to predict or determine the ultimate outcome of all pending investigations and legal proceedings or to make a meaningful estimate of the amount or range of loss that could result from an unfavorable outcome in all such matters, it is the opinion of the Company's management that their outcome, after consideration of the provisions made in the Company's financial statements, is not likely to have a material adverse effect on the Company's financial position.

                        Schedule 3.06 - Disclosed Matters

                                                                       EXHIBIT A

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of April 27, 1998 (as amended and in effect on the date hereof, the "Credit Agreement"), among Metropolitan Life Insurance Company, MetLife Funding, Inc.; the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Competitive Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                           Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date")(1):

                                                                                     Percentage Assigned of
                                                                                     Facility/Commitment
                                                                                     (set forth, to at
                                              Principal Amount                       least 8 decimals, as a
                                              Assigned (and                          percentage of the
                                              identifying                            Facility and the
                                              information as to                      aggregate Commitments
                                              individual                             of all Lenders
Facility                                      Competitive  Loans)                    thereunder)
--------                                      -------------------                    ------------------------
Commitment Assigned:                                                                  $                        %

Revolving Loans:

Competitive Loans:



The terms set forth above and on the reverse side hereof are hereby agreed to:

                                    [Name of Assignor], as Assignor


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


      (1) Must be at least five Business Days after execution hereof by all required parties.

                           Assignment and Acceptance

                                    [Name of Assignee], as Assignee


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

The undersigned hereby consent to the within assignment: (2)

[Name of Borrower],                         The Chase Manhattan Bank,
                                            as Administrative Agent,


By:                                         By:
   ---------------------------------           ---------------------------------
   Name:                                       Name:
   Title:                                      Title:


(2) Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

                           Assignment and Acceptance

                                                                       EXHIBIT B




                 [Form of Opinion of Counsel for the Borrowers]



                                                     April 27, 1998



To the Lenders Referred to Below and
The Chase Manhattan Bank, as
  Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

                  I am the Associate General Counsel of Metropolitan Life Insurance Company (the "Company"), a New York corporation, and the Assistant General Counsel of and MetLife Funding, Inc., a Delaware corporation ("Funding, and together with the Company, the "Borrowers"), and in such capacities have represented the Borrowers in connection with the 364-Day Credit Agreement dated as of April 27, 1998 (the "Credit Agreement"), among the Borrowers, the lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, providing for loans to be made by said lenders to the Borrowers in an aggregate principal amount not to exceed $1,000,000,000 (as the same may be increased pursuant to Section 2.19 thereof). Terms defined in the Credit Agreement are used herein with the same meanings. This opinion is being delivered pursuant to Section 4.01(b) of the Credit Agreement.

                  In rendering the opinions expressed below, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                  Upon the basis of the foregoing, I am of the opinion that:

                  1. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of New York, (b) Funding is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (c) each of the Company and Funding has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, the Company

                      Opinion of Counsel for the Borrowers
         and each of its Material Subsidiaries is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  2. The Transactions are within each Borrower's corporate powers and have been duly authorized by all necessary corporate action. The Credit Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Material Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries.

                  4. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to my knowledge, threatened against or affecting the Company or any of its Material Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely, individually or in the aggregate, to have a Material Adverse Change (other than the Disclosed Matters) or (b) that involve the Credit Agreement or the Transactions.

                  5. Neither the Company nor any of its Material Subsidiaries (other than Funding) is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, and Funding is an "investment company" as defined in such Act that is exempt from the requirements of such Act. Neither the Company nor any of its Material Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 9.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                      Opinion of Counsel for the Borrowers

                  (B) The enforceability of provisions of the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Banks may impose, (ii) the last sentence of Section 2.16(c) of the Credit Agreement, and (iii) the first sentence of Section 9.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction.

                  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.


                                                     Very truly yours,

                                                                       EXHIBIT C


             [Form of Opinion of Special New York Counsel to Chase]


                                                 April 27, 1998



To the Lenders Referred to Below
and The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

                  We have acted as special New York counsel to The Chase Manhattan Bank ("Chase") in connection with the 364-Day Credit Agreement dated as of April 27, 1998 (the "Credit Agreement") between Metropolitan Life Insurance Company (the "Company"), MetLife Funding, Inc. ("Funding", and together with the Company, the "Borrowers"), the lenders named therein, and Chase, as Administrative Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount not to exceed $1,000,000,000 (as the same may be increased pursuant to Section 2.19 thereof) at any one time outstanding. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 4.01(c) of the Credit Agreement.

                  In rendering the opinions expressed below, we have examined an executed copy of the Credit Agreement and assumed its authenticity. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

                  In rendering the opinions expressed below, we have assumed that:

                (i) the Credit Agreement has been duly authorized by, has been duly executed and delivered by, and (except to the extent expressly set forth in the opinions below as to the Borrowers) constitutes the legal, valid, binding and enforceable obligations of, all of the parties thereto;

               (ii) all signatories to the Credit Agreement have been duly authorized; and

              (iii) all of the parties to the Credit Agreement are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement.

                      Opinion of Special Counsel to Chase

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 9.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose, (ii) the last sentence of Section 2.16(c) of the Credit Agreement, (iii) the first sentence of Section 9.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, and (iv) the waiver of inconvenient forum set forth in Section 9.09(c) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  This opinion letter is, pursuant to Section 4.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                     Very truly yours,

CDP/RJW

                      Opinion of Special Counsel to Chase

                  AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT


                  AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT dated as April 26, 1999 (the "Restatement Date") among:

                  METROPOLITAN LIFE INSURANCE COMPANY (the "Company");

                  METLIFE FUNDING INC. ("Funding") and together with the Company, the "Borrowers");

                  each of the banks and other financial institutions that is a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"); and

                  THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:

                  WHEREAS, the Borrowers, certain of the Lenders and the Administrative Agent are party to a 364-Day Credit Agreement dated as of April 27, 1998, the "Existing Credit Agreement") providing for the making of loans by the Lenders party thereto to the Borrowers in an aggregate principal amount up to $1,000,000,000 (as the same may be increased pursuant to Section 2.19 thereof);

                  WHEREAS, Key Bank National Association, Istituto Bancario San Paolo di Torino-Istituto Mobiliare Italiano S.p.A., Bank of Tokyo-Mitsubishi Trust Company and Bank One Texas, N.A. will not continue as Lenders under the Amended and Restated Credit Agreement;

                  WHEREAS, Royal Bank of Canada will be added as a Lender under the Amended and Restated Credit Agreement;

                  WHEREAS, the Commitments of the Lenders will be revised as herein provided to reflect the deletion and addition of Lenders as described above; and

                  WHEREAS, the parties hereto desire to amend in certain respects and restate in its entirety the Existing Credit Agreement;

                  NOW, THEREFORE, the parties hereto agree to amend the Existing Credit Agreement as set forth in Section 2 hereof and to restate the Existing Credit Agreement to read in its entirety as set forth in the Existing Credit Agreement (which Existing Credit Agreement is

                 Amended and Restated 364-Day Credit Agreement incorporated herein by this reference), as amended by the amendments set forth in Section 2 hereof:

                  Section 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given them in the Existing Credit Agreement.

                  Section 2. Amendments. Subject to the satisfaction of the conditions specified in Section 4 hereof, but with effect on and after the date hereof, the Existing Credit Agreement shall be amended as follows:

                  2.01 General. Each reference to the "Credit Agreement" and words of similar import in the Existing Credit Agreement, as amended and restated hereby shall be a reference to the Existing Credit Agreement as amended and restated hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

                  2.02  Definitions.

                  (a) Section 1.01 of the Existing Credit Agreement shall be amended by amending and restating the following definitions, as follows:

                  "Applicable Rate" means, for any day, with respect to any Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by S&P applicable on such date to the Index Debt:

               Index Debt Rating:        Eurodollar         Facility Fee
                                           Spread               Rate
               ------------------        ----------         ------------
                   Category 1              0.120%              0.030%
                   Category 2              0.150%              0.050%
                   Category 3              0.180%              0.070%
                   Category 4              0.210%              0.090%

         For purposes of determining the applicable Index Debt Rating: (a) Category 1 shall be deemed to be applicable if (i) no Event of Default shall have occurred and be continuing and (ii) the Index Debt is rated AA + (or its equivalent) or higher by S&P; (b) Category 2 shall be deemed to be applicable if (i) no Event of Default shall have occurred and be continuing, (ii) Category 1 is not applicable and (iii) the Index Debt is rated AA- (or its equivalent) or higher by S&P; (c) Category 3 shall be deemed to be applicable if (i) no Event of Default shall have occurred and be continuing, (ii) neither Category 1 nor Category 2 is applicable and (iii) the Index Debt is rated A (or its equivalent) or higher by S&P; and (d) Category 4 shall be deemed to be applicable if no other Category is

                 Amended and Restated 364-Day Credit Agreement applicable. If S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then S&P shall be deemed to have established a rating in Category
4. If the rating established or deemed to have been established by S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P), such change shall be effective as of the date on which it is first announced by S&P. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P shall change, or if S&P shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated. Notwithstanding the foregoing, it shall not constitute a "Change in Control" hereunder if in connection with a demutualization of the Company, the Company shall become a wholly owned Subsidiary of another Person (the "Holding Entity") which, immediately prior to the effectiveness of such demutualization, is wholly owned by the Company and in which the eligible policyholders of the Company or other Persons shall acquire equity or other interests upon such demutualization, provided that in such event, (A) each reference in clause (a) of the first sentence of this definition to the Company shall be deemed to be a reference to the Holding Entity, (B) each reference in clause (b) of the first sentence of this definition to the Company shall be deemed to be a reference to the Company and the Holding Entity, and (C) it shall be a Change in Control after such demutualization if the Company shall cease to be a wholly owned Subsidiary of the Holding Entity.

         "demutualization" means the conversion of the Company into a stock life insurance company pursuant to Section 7312 of the New York Insurance Law, as amended from time to time. The term "demutualize" shall have a correlative meaning.

         "Maturity Date" means April 25, 2000, as such date may be extended pursuant to Section 2.18 hereof.

                 Amended and Restated 364-Day Credit Agreement

                  (b) Section 2.01 of the Existing Credit Agreement shall be amended by adding the following definition:

                  "Restatement Effective Date" means the date upon which the conditions specified in Section 4 of this Amended and Restated Credit Agreement shall have been satisfied."

                  2.03 Amendment of Section 6.04. Section 6.04 of the Existing Credit Agreement shall be amended to read in its entirety as follows:

                  "Section 6.04 Net Worth. The Company will not, at any time, permit Net Worth to be less than $9,300,000,000."

                  2.04. Schedules and Exhibits. Schedule 2.01 to the Existing Credit Agreement shall be amended to read in its entirety as set forth in
Schedule 2.01 attached hereto. Schedule 3.06 to the Existing Credit Agreement shall be amended to read in its entirety as set forth in Schedule 3.06 attached hereto.

                  Section 3. Representations and Warranties. The Company represents and warrants to the Lenders that:

                  (a) the execution, delivery and performance of this Amended and Restated Credit Agreement, the borrowing of Loans and the use of the proceeds thereof are within each Borrower's corporate powers and have been duly authorized by all necessary corporate action. This Amended and Restated Credit Agreement has been duly and validly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  (b) (i) the representations and warranties made in Section 3 of the Existing Credit Agreement shall be true and correct on and as of the Restatement Effective Date, (ii) at the time of and immediately after the Restatement Effective Date, no Default shall have occurred and be continuing, and (iii) since December 31, 1998, there has been no material adverse change in the business, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole from that set forth in the respective financial statements referred to in Section 3.04 (a) of the Existing Credit Agreement.


                  Section 4. Conditions. The amendment and restatement of the Existing Credit Agreement contemplated hereby shall become effective, as of the Restatement Date, upon the satisfaction of each of the following conditions to effectiveness (including, without limitation,

                 Amended and Restated 364-Day Credit Agreement that each document to be received by the Administrative Agent shall be in form and substance satisfactory to the Administrative Agent):

                  4.01 Execution. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amended and Restated Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amended and Restated Credit Agreement) that such party has signed a counterpart of this Amended and Restated Credit Agreement.

                  4.02 Fees and Expenses. The Administrative Agent and Chase Securities Inc., in its capacity as lead arranger, shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

                  4.03 Restatement Effective Date. The Restatement Effective Date shall have occurred on or prior to April 26, 1999.

The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the Restatement Effective Date, and such notice shall be conclusive and binding.

                  Section 5. Counterparts. This Amended and Restated Credit Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amended and Restated Credit Agreement by signing any such counterpart.

                  Section 6. Miscellaneous. Except as herein provided, the Existing Credit Agreement shall remain unchanged and in full force and effect. This Amended and Restated Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amended and Restated Credit Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                 Amended and Restated 364-Day Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed as of the day and year first above written.

                                     METROPOLITAN LIFE INSURANCE COMPANY


                                     By
                                       -----------------------------------------
                                     Title:


                                     METLIFE FUNDING, INC.


                                     By
                                       -----------------------------------------
                                     Title:


                                     THE CHASE MANHATTAN BANK,
                                     individually and as Administrative Agent,


                                     By
                                       -----------------------------------------
                                     Title:


                                     CREDIT SUISSE FIRST BOSTON


                                     By
                                       -----------------------------------------
                                     Title:


                                     By
                                       -----------------------------------------
                                     Title:


                                     THE BANK OF NEW YORK
                                     By
                                       -----------------------------------------
                                     Title:

                 Amended and Restated 364-Day Credit Agreement

                                     CITIBANK, N.A.


                                     By
                                       -----------------------------------------
                                     Title:


                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By
                                       -----------------------------------------
                                     Title:


                                     FIRST UNION NATIONAL BANK


                                     By
                                       -----------------------------------------
                                     Title:


                                     FLEET NATIONAL BANK


                                     By
                                       -----------------------------------------
                                     Title:


                                     MELLON BANK, N.A.


                                     By
                                       -----------------------------------------
                                     Title:

                                     BANCO SANTANDER


                                     By
                                       -----------------------------------------
                                     Title:

                                     By
                                       -----------------------------------------
                                     Title:

                 Amended and Restated 364-Day Credit Agreement

                                     BANK OF AMERICA NATIONAL
                                     TRUST AND SAVINGS ASSOCIATION


                                     By
                                       -----------------------------------------
                                     Title:


                                     BANKBOSTON, N.A.


                                     By
                                       -----------------------------------------
                                     Title:


                                     DEUTSCHE BANK


                                     By
                                       -----------------------------------------
                                     Title:


                                     By
                                       -----------------------------------------
                                     Title:


                                     NATIONSBANK OF TEXAS, N.A.


                                     By
                                       -----------------------------------------
                                     Title:


                                     STATE STREET BANK AND TRUST
                                     COMPANY


                                     By
                                       -----------------------------------------
                                     Title:

                 Amended and Restated 364-Day Credit Agreement

                                     SUNTRUST BANK, ATLANTA


                                     By
                                       -----------------------------------------
                                     Title:


                                     By
                                       -----------------------------------------
                                     Title:


                                     WACHOVIA BANK


                                     By
                                       -----------------------------------------
                                     Title:


                                     BARCLAYS BANK


                                     By
                                       -----------------------------------------
                                     Title:


                                     NORTHERN TRUST COMPANY


                                     By
                                       -----------------------------------------
                                     Title:


                                     U.S. BANK NATIONAL ASSOCIATION


                                     By
                                       -----------------------------------------
                                     Title:

                 Amended and Restated 364-Day Credit Agreement

                                     BANK OF MONTREAL


                                     By
                                       -----------------------------------------
                                     Title:



                                     BANKERS TRUST COMPANY


                                     By
                                       -----------------------------------------
                                     Title:


                                     BANQUE NATIONALE DE PARIS


                                     By
                                       -----------------------------------------
                                     Title:


                                     By
                                       -----------------------------------------
                                     Title:


                                     DEN DANSKE BANK AKTIESELSKAB
                                     CAYMAN ISLANDS BRANCH


                                     By
                                       -----------------------------------------
                                     Title:


                                     By
                                       -----------------------------------------
                                     Title:


                                     PNC BANK NATIONAL ASSOCIATION


                                     By
                                       -----------------------------------------
                                     Title:

                 Amended and Restated 364-Day Credit Agreement

                                     ROYAL BANK OF CANADA

                                     By
                                       -----------------------------------------
                                     Title:

                                     By
                                       -----------------------------------------
                                     Title:

                 Amended and Restated 364-Day Credit Agreement

                                                                   SCHEDULE 2.01

            METROPOLITAN LIFE INSURANCE COMPANY/METLIFE FUNDING, INC.

                                  LENDER                                    COMMITMENT
                                  ------                                    ----------
                The Chase Manhattan Bank                                                  $70,000,000
                Credit Suisse First Boston                                                 65,000,000
                The Bank of New York                                                       65,000,000
                Citibank, N.A.                                                             65,000,000
                The First National Bank of Chicago                                         50,000,000
                First Union National Bank                                                  50,000,000
                Fleet National Bank                                                        50,000,000
                Mellon Bank, N.A.                                                          50,000,000
                Banco Santander                                                            40,000,000
                Bank of America National Trust and Savings Association                     50,000,000
                BankBoston, N.A.                                                           35,000,000
                Deutsche Bank                                                              40,000,000
                State Street Bank and Trust Company                                        40,000,000
                SunTrust Bank, Atlanta                                                     40,000,000
                Wachovia Bank                                                              40,000,000
                Barclays Bank                                                              25,000,000
                Northern Trust Company                                                     40,000,000
                U.S. Bank National Association                                             25,000,000
                Bank of Montreal                                                           25,000,000
                Bankers Trust Company                                                      25,000,000
                Banque Nationale de Paris                                                  25,000,000
                Den Danske Bank                                                            20,000,000
                PNC Bank National Association                                              25,000,000
                Royal Bank of Canada                                                       40,000,000
                TOTAL COMMITMENTS:                                                     $1,000,000,000

                                Schedule 2.01 to
                 Amended and Restated 364-Day Credit Agreement

                                                                   SCHEDULE 3.06


                                DISCLOSED MATTERS

                               [See Section 3.06]



                                Schedule 2.01 to
                 Amended and Restated 364-Day Credit Agreement